CERNER CORPORATION                                PLAN D STOCK
                                              OPTION AGREEMENT


THIS AGREEMENT, made and entered into this twelfth day of January, 1996 (the "Granting Date"), by and between CERNER
CORPORATION, a Delaware corporation (the "Company"), and Thomas
C. Tinstman, M.D. (the "Optionee"),

WITNESSETH:

WHEREAS, the Stock Option Committee of the Board of Directors of the Company (the "Committee") has determined that the Optionee is eligible to receive an option to purchase shares of common stock of the Company under the Company's Non-Qualified Stock Option Plan (the "Plan");

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the parties hereto do hereby agree as follows:

  1. Incorporation of the Plan. A copy of the Plan is incorporated herein by reference and all of the terms, conditions and provisions contained therein shall be deemed to be contained in this Agreement.

  2. Grant of Option. Pursuant to the authorization of the Committee, and subject to the terms, conditions and provisions contained in this Agreement, the Company hereby grants to the Optionee an option (the "Option") to purchase from the Company all or any part of an aggregate of One Hundred Thousand (100,000) shares of Cerner Common Stock at the purchase price of eighteen dollars and fifty cents ($18.50) per share.

     The number of shares of common stock subject to the Option and the purchase price per share shall be appropriately adjusted to reflect any stock dividends, stock splits, split ups or combinations of outstanding shares of common stock of the Company. The date first written above shall be deemed to be the granting date of this Option.

     This Option grant is made in conjunction with the role of Senior Vice President and Member of the Board of Directors, currently performed by the Optionee as of the granting date.
     The definition and responsibilities of this role will be based annually on the description incorporated in the then-current Incentive Plan documentation or comparable document. Future vesting of shares granted in this Option will be evaluated as explained in paragraph 4. Vesting will be contingent on continued performance of this role and other factors as determined by the President and Chairman of the Board of the Company.

  3. Exercise in Installments. This Option shall become exercisable in installments ("Installment") as shown on Exhibit A with the first Installment becoming exercisable one year following the date of Associate's permanent relocation of residency to Kansas City ("First Installment Date") and each subsequent Installment on each of the succeeding nine anniversary dates of the first Installment, subject to the vesting provisions of paragraph 4. In the event that one person or entity (other than one currently holding, directly or indirectly, fifteen percent or more of the Company's outstanding voting securities) acquires direct or indirect voting control of sixty five percent (65%) or more of the Company's outstanding voting securities (a "Change of Control") prior to the First Installment Date, one third of the nonexercisable Installments (in the order of the Installments) shall become immediately exercisable, if a Change of Control occurs within one year following the First Installment Date two thirds of the nonexercisable Installments (in the order of the Installments) shall become immediately exercisable and if a Change of Control occurs after one year following the First Installment Date all nonexercisable Installments shall become immediately exercisable.

  4. Option Vesting and Termination. The Optionee may purchase all or any portion of the shares subject to each Installment listed on Exhibit A at any time on or after the exercise dates listed on Exhibit A that have become "Vested". "Vested" means that (a) the Optionee has continued to perform the role noted in paragraph 2, or an equivalent or superior role as assigned by the Chairman of the Board and President of the Company, (b) that the Optionee's performance in the assigned role has been reviewed by the President and Chairman of the Board of the Company and such performance has been deemed satisfactory, and (c) that they have issued a written statement to the Optionee stating the amount of shares which are vested at each of the dates set forth on Exhibit A. All shares subject to this Option shall become Vested immediately if there occurs a Change of Control. This Option may not be exercised as to any shares that do not become Vested.

     This Option shall expire with respect to all shares of Cerner Common Stock subject hereto at the earlier of (a) twenty-five (25) years from the date first above written,
     (b) Associate reaching the age of seventy (70) years or (c) termination of the Associate's employment (other than retirement of Associate from the Company at or after the age of sixty-five) with the Company or any of its subsidiaries; provided, however, that (i) if such termination occurs by reason of the Optionee's death or disability, the Optionee, or Optionee's estate, shall have three hundred sixty five
     (365) calendar days following such date to exercise this Option as to the number of shares exercisable on such termination date and (ii) if such termination occurs by reason of the Optionee's death or disability or dismissal by the Company, other than dismissal resulting from a breach by the Associate of any of the provisions of Associate's Employment Agreement with the Company, the Associate's performance of illegal, fraudulent or criminal acts or the Associate's engaging in willful misconduct or gross negligence in regard to the performance of Associate's duties for the Company, this Option shall Vest as to the shares subject to the next Installment following the date of such termination and the Optionee, or Optionee's estate, shall have three hundred sixty five (365) calendar days following the date of such termination to exercise this Option as to such shares. Associate shall be deemed to be disabled if, in the opinion of the Board of Directors of the Company, the Associate has been unable to perform Associate's assigned duties for a continuous period of one hundred eighty (180) days.

     This Option may be exercised by the Optionee delivering to the Company a written notice of exercise along with either a cash payment in the amount of the purchase price for such shares, shares of Cerner stock having a fair market value equal to the exercise price or by stating in the written notice of exercise that the Optionee wishes a "cashless" exercise. "Cashless" exercise means that only the net option shares being exercised will be issued by Cerner. The remainder will be treated as if they were sold at the current market price in order to satisfy the purchase price for the exercised shares.

  5. Investment Purpose. By accepting this Option, the Optionee agrees that any and all shares of stock purchased upon the exercise of this Option will be purchased for investment purposes, and not with a view to any distribution thereof, and that each notice of the exercise of any portion of this Option shall be accompanied by a representation in writing signed by the Optionee (or by the person or persons entitled to exercise the Option in the event of the death of the Optionee) that the shares of stock are being purchased in good faith for personal investment purposes, and not with a view to any distribution thereof.

     When a registration statement filed with the Securities and Exchange Commission regarding the shares of common stock subject to this option agreement becomes effective, the investment representation contained in this paragraph will no longer be applicable.

  6. Stock Restrictions.  The Optionee further agrees that:

       (a) Each stock certificate issued pursuant to the exercise of the Option granted hereby shall bear a legend to the effect that the shares represented thereby have not been registered under the Securities Act of 1933, and may not be transferred except in accordance with the provisions of this Agreement.

       (b) The shares of the stock acquired upon the exercise of this Option may be transferred, in whole or in part, only if in the opinion of counsel for the Company such proposed transfer may be effected without registration under the Securities Act of 1933 and appropriate state securities laws or such registration has been effected. Prior to the transfer of any such shares the holder thereof shall furnish the Company written notice of the intention to effect such transfer, which notice shall include the manner and circumstances of the proposed transfer and such other matters as the Company may request.

       (c) The Optionee shall promptly comply with any request by the Company for information concerning any disposition by the Optionee of any shares acquired pursuant to this Option which the Company may need in connection with an income tax return or any other return or report which it may be required to file with any governmental agency.

  7. Notices. Any notices or other communications required or allowed to be made or given to the Company under the terms of this Agreement shall be addressed to the Company in care of its Secretary at its offices at 2800 Rockcreek Parkway, North Kansas City, Missouri 64117, and any notice to be given to the Optionee shall be addressed to the Optionee at the address given beneath the signature hereto. Either party hereto may from time to time change the address to which notices are to be sent to such party by giving written notice of such change to the other party. Any notice hereunder shall be deemed to have been duly given if and when addressed as aforesaid, registered and deposited, postage and registry fee prepaid, in a post office regularly maintained by the United States Government.

  8. Binding Effect and Assignment. This Agreement shall bind the parties hereto but shall not be assignable by either party without the express written consent of the other.

  9. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Missouri.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officers hereunto duly authorized and its corporate seal to be hereunto affixed, and the Optionee has hereunto set hand as of the day and year first above written.


                             CERNER CORPORATION



                              By:  /s/Neal L. Patterson
                                 ----------------------------
                                 Neal L. Patterson, Chairman

[CORPORATE SEAL]

ATTEST:


/s/Clifford W. Illig
-----------------------
Clifford W. Illig, President

                                /s/Thomas C. Tinstman, M.D.
                                ---------------------------------
                                Optionee (signature)

                         Address  10311 Garnett
                                ---------------------------------
                                  Overland Park, Kansas  66214
                                ---------------------------------

                                                    EXHIBIT A



Exercise Date             Annual Amount of Shares
-------------             -----------------------

January 12, 1997                   7,000
January 12, 1998                   8,500
January 12, 1999                  10,000
January 12, 2000                  11,500
January 12, 2001                  13,000
January 12, 2002                  13,000
January 12, 2003                  13,000
January 12, 2004                   8,500
January 12, 2005                   8,500
January 12, 2006                   7,000
                                -----------
                                 100,000
                                ===========


Based on First Installment Date of January 12, 1996 pursuant to paragraph 3.